BYLAWS
of
UNIVERSAL FOREST PRODUCTS, INC.
A Michigan Corporation
(As amended through January 27, 2017)

ARTICLE I. OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be as specified in the Articles of Incorporation. The Corporation shall keep records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record thereof, at its registered office or at the office of its transfer agent.

Section 2. Other Offices. The business of the Corporation may be transacted in such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II. CAPITAL STOCK

Section 1. Stock Certificates. Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and shall be sealed with the seal of the Corporation, or a facsimile thereof, if one be adopted. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself, or its employees. In the event an officer who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2. Replacement of Lost or Destroyed Certificates. In the event of the loss or destruction of a stock certificate, no new certificate shall be issued in place thereof until the Corporation has received from the registered holder such assurances, representations, warranties and/or guarantees as the Board of Directors, in its sole discretion, shall deem advisable, and until the Corporation receives sufficient indemnification protecting it against any claim that may be made on account of such lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any such lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferrable only upon the books of the Corporation. The old certificates shall be surrendered to the Corporation by delivery thereof to the person in charge of the stock transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer, and such certificates shall be cancelled before a new certificate is issued. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim with respect thereto, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

Section 4. Rules Governing Stock Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer, and may require all such certificates to bear the signature of such transfer agent and/or such registrar of transfers.

Section 5. Record Date for Stock Rights. The Board of Directors may fix, in advance, a date not exceeding sixty (60) days preceding the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of capital stock; and in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed.

In the event the Board of Directors shall fail to fix a record date as provided in this Section 5 of Article II, the record date for the purposes specified herein shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

Section 6. Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon its outstanding shares out of funds legally available for such purposes, which dividends may be paid in cash, the Corporation's bonds or the Corporation's property, including the shares or bonds of other corporations. In the event a dividend is paid or any other distribution made, in any part, from sources other than earned surplus, payment or distribution thereof shall be accompanied by written notice to the shareholders (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

In addition to the declaration of dividends and other distributions provided in the preceding paragraph of this Section 6 of Article II, the Board of Directors, in its discretion, from time to time may declare and direct the payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act. A share dividend or other distribution of shares of the Corporation shall be accompanied by a written notice to shareholders (a) disclosing the amounts by which the distributions affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus and earned surplus, and stating that the amounts are not yet determinable.

Section 7. Acquisition of Shares. Subject to the limitations of the Michigan Business Corporation Act, the Board of Directors may authorize the Corporation to acquire its own shares, and shares so acquired shall constitute authorized but unissued shares.

Section 8. Redemption of Control Shares. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation, and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act or any successor provision thereof. Redemptions of shares pursuant to this Section 8 of Article II of the Bylaws shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

The terms "control shares," "control share acquisition," "acquiring person statement," "acquiring person" and "fair value" as used in this Section 8 of Article II of the Bylaws, shall have the meanings ascribed to them, respectively, in Chapter 7B of the Michigan Business Corporation Act or any successor provision thereof.

ARTICLE III. SHAREHOLDERS

Section 1. Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by, and subject to the corresponding provisions of, the Michigan Business Corporation Act.

Section 2. Annual Meeting. Annual meetings of shareholders for the election of directors and for such other business as may come before the meeting shall be held on a date not later than 180 days after the end of the immediately preceding fiscal year, which date shall be determined by the Board of Directors. If the annual meeting is not held on the designated date, the Board of Directors shall cause a meeting to be held as soon thereafter as convenient.

Section 3. Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the Chief Executive Officer or the Secretary, and shall be called by either of them pursuant to resolution therefor by the Board of Directors.

Section 4. Record Date for Notice and Voting. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 4, the determination applies to any adjournment of the meeting, unless 'the Board fixes a new record date under this section for the adjourned meeting.

For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall be not more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in Section 407 of the Michigan Business Corporations Act.

Section 5. Notice of Shareholder Meetings. Written notice of the time, place and purposes of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, Such notice may be given either by delivery in person to such shareholders or by mailing such notice to shareholders at their addresses as the same appear on the stock books of the Corporation.

A shareholder's attendance at a meeting, in person or by proxy, constitutes a waiver of his objection to lack of notice or defective notice of the meeting unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting, and constitutes a waiver of his objection to consideration of a particular, matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. Voting Lists. The Corporation's officer or agent having charge of its stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series, and shall show the address of, and the number of shares held by each shareholder. The list shall be produced at the time and place of the meeting of shareholders and be subject to inspection by any shareholder at any time during the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 6 of Article III have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

Section 7. Voting.

(A) General. Except as may otherwise be provided in the Articles of Incorporation, each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, shall be entitled to one (1) vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder; provided, however, no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the chairperson of the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by express requirement of the Michigan Business Corporation Act or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question.

(B) Election of Directors. The vote required for the election of a director shall, except in a contested election, be the affirmative vote of a majority of the votes cast in the election of a nominee. For purposes of this Section 7(B), a "majority of the votes cast" shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election, with "abstentions" and "broker nonvotes" not counted as votes cast either "for" or "against" that director's election. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders. An election shall be considered contested if there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.

In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results for that meeting.

Section 8. Quorum. Shares equaling a majority of all of the voting shares of the capital stock of the Corporation issued and outstanding represented in person or by proxy, shall constitute a quorum at the meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a further date without further notice other than the announcement at such meeting, and when the quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

Section 9. Conduct of Meetings. The Chairman of the Board of Directors of the Corporation or his designee shall call meetings of the shareholders to order and shall act as chairman of such meetings unless otherwise determined by the affirmative vote of a majority, of all the voting shares of the capital stock of the Corporation issued and outstanding. The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the Secretary at any meeting of shareholders, or his inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 10. Inspector of Elections. The Board of Directors may, in advance of a meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the meeting of shareholders may, and on request of a shareholder entitled to vote shall, appoint one or more persons to fill such vacancy or vacancies, or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 11. Advance Notice of Shareholder Business and Director Nominations.

(A)    Notification of Shareholder Proposals Other than Director Nomination. Exclusive of director nominations by shareholders (which shall be governed by Section 5 of Article VII of the Corporation's Restated and Amended Articles of Incorporation ("AOI Section 5") and Subsection 11(B) below), the Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (i) who submits to the Corporation a timely notice of proposal in accordance with the requirements of this Section 11(A) ("Notice of Proposal") and the proposal is a proper subject for action by shareholders under Michigan law, or (ii) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

Any shareholder submitting a Notice of Proposal, including the beneficial owner, if any, on whose behalf the proposal is made, must set forth:

(1)    The name and address of the shareholder as they appear on the Corporation's books and records, of such beneficial owner, if any, and of their respective affiliates and associates or others acting in concert therewith;

(2)    A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

(3)    A brief description of the proposal desired to be submitted to the meeting for shareholder vote, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business;

(4)    The text of the proposal or business (including the text of any resolutions proposed for consideration); and

(5)    A description of all agreements, arrangements, and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

A Notice of Proposal must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder's Notice of Proposal as described above.

In addition, to be timely, a shareholder's Notice of Proposal must be updated and supplemented, if necessary, so that the information provided or required to be provided in such Notice of Proposal shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date of the meeting, and the adjournment or postponement thereof in the case of the update and supplement required to be made as of the ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B)    Additional Information to be Provided by Shareholders Submitting Proposals or Director Nominations.

(1)    To be in proper form, a shareholder's Notice of Proposal given pursuant to Section 11(A) of these Bylaws, and a shareholder nomination given pursuant to AOI Section 5, must include the following, as applicable.

(a)    As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder's notice must set forth that shareholder's "Equity and Related Interests Notice," as defined in Section 11(C)(1) below.

(b)    As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder's notice must, in addition to the matters set forth in paragraph (a) above and AOI Section 5 (i) include the "Shareholder and Nominee Information Notice" as defined in Section 11(C)(2) below, and (ii) include a completed and signed questionnaire, representation and agreement required by Section 11(B)(2) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.

(2)    To be eligible to be a nominee for election or reelection as a director of the Corporation (or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, to serve as a director of the Corporation), a person must deliver (in accordance with the time periods described for delivery of notice under AOI Section 5, or in the case of a nomination brought under Rule 14a-11 of the Exchange Act, prior to the time such person is to begin service as a director) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written Representation Agreement (as defined in Section 11(C)(3) below), and in the form provided by the Secretary upon written request.

(3)    Nothing in these Bylaws shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of shareholders to request inclusion of nominees in the Corporation's proxy statement pursuant to Rule 14a-11 under the Exchange Act. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation's proxy statement any nomination of director or directors or any other business proposal.

(C)    Definitions. The following terms shall be defined as follows:

(1)    "Equity and Related Interests Notice" shall mean a notice that includes (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a "Derivative Instrument") directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (iv) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, "Short Interests"), (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (vi) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household, and (vii) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement).

(2)    "Shareholder and Nominee Information Notice" shall mean a notice that includes a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholders and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant.

(3)    "Representation Agreement" shall mean a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Agreement") that has not been disclosed to the Corporation, or (ii) any Voting Agreement that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE IV. DIRECTORS

Section 1. Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors. The size of the Board, the classification of the Board, the manner of filling vacancies occurring in the Board, nominations for directors, and removal of directors shall be as provided for in the Corporation's Articles of Incorporation.

Section 2. Place of Meetings and Records. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, Board of Directors, and executive and other committees, if any, and keep the books and records of account for the Corporation, in such place or places, within or outside the State of Michigan, as the Board may from time to time determine.

Section 3. Annual Meetings of Directors. The newly elected Directors shall hold their first meeting, without notice other than these Bylaws, at the same place and immediately after the annual meeting of the Shareholders at which they are elected, or the time and place of such meeting may be fixed by consent in writing of all the Directors.

Section 4. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held at such times and places and pursuant to such notice, if any, as may be established from time to time by resolution of the Board of Directors.

Section 5. Special Meetings of the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the Secretary, and shall be called by one of them upon the written request of a majority of the Directors. Written notice of the time and place of special meetings of the Board shall be delivered personally or mailed by first class or electronic mail (e-mail) to each director at least forty-eight (48) hours prior thereto. Attendance of a Director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Meeting Participation By Means of Communication Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in the meeting of the Board of Directors or of such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 of Article IV shall constitute presence in person at such meeting.

Section 7. Quorum and Vote. At all meetings of the Board or a committee thereof, a majority of the members of the Board of Directors then in office or members of such committee, but not less than two (2) (if there are at least two (2) members of the Board or such committee), shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time into another place without notice other than an announcement at the meeting until a quorum shall be present.

Section 8. Action of the Board Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office, or of such committee, consent thereto in writing. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors and the consent shall have the same effect as a vote of the Board of Directors for all purposes.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. In the absence or in the event of the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee and each member thereof shall serve at the pleasure of the Board.

Any committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. No committee, however, shall have the power or authority to amend the Articles of Incorporation or Bylaws of the Corporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or fill vacancies in the Board of Directors. The committee shall not have the power or authority to declare a distribution, dividend or authorize the issuance of stock unless such power is granted to such committee by specific resolution of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. If a committee is designated as an Executive Committee, its members shall consist of the Chairman of the Board, the President, and such other directors as shall be designated by the Board of Directors.

Section 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board or of any committees of which they are a member, and may be paid a fixed sum for attendance at each meeting of the Board or such committee, or a stated fee for serving as a director or for serving on any such committee.

ARTICLE V. OFFICERS

Section 1. Designation of Officers. The officers of the Corporation shall consist of such officers as the Board of Directors shall determine from time to time, and may include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other or different offices as may be established by the Board of Directors. Any two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.

Section 2. Election of Officers. The officers of the Corporation shall be elected at the first meeting of the Board of Directors, or by action taken pursuant to written consent, after the annual meeting of shareholders. Officers shall hold office for the term of their election and until their respective successors are elected and qualified, or until resignation or removal.

Section 3. Resignation and Removal. An officer may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. The Chairman or Chief Executive Officer may be removed at any time, with or without cause, but only on the affirmative vote of a majority of the full Board of Directors. The President and all vice presidents, the secretary and the treasurer may be removed at any time, with or without cause, by the Chief Executive Officer or by majority vote of the directors present at any meeting. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 2 of Article V of these Bylaws may be removed at any time, with or without cause, by a majority vote of directors present in a meeting, by the Chief Executive Officer, or any committee or other officer in power to do so by resolution of the Board.

Section 4. Compensation of Officers. The Board of Directors, by affirmative vote or a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of officers for services to the Corporation.

Section 5. Chairman of the Board. The Chairman of the Board of Directors, if one is elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at al1 meetings of the Board of Directors and meetings of the shareholders, and shall perform such other duties as from time to time may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have such authority and shall perform such duties in the management of the Corporation as usually are vested in or incident to the office of a chief executive officer of a corporation. In the absence or nonelection of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and meetings of the shareholders.

Section 7. President. The President of the Corporation shall have such authority and shall perform such duties as may be assigned to him by the Board of Directors.

Section 8. Vice Presidents. The Vice Presidents shall have such authority and shall perform such duties as shall be assigned to them by the Board of Directors and may be designated by such special titles as the Board of Directors may approve.

Section 9. Treasurer. The Treasurer, or other officer performing the duties of a Treasurer, shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer and Board of Directors, or any member thereof, at such times as they may request within reason, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors. The Treasurer may be required to give bond for the faithful performance of his duties in such sum and with such surety, at the expense of the Corporation, as the Board of Directors may from time to time require.

Section 10. Secretary. The Secretary shall give or cause to be given notice or all meetings of shareholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the shareholders and of the Directors in one or more books provided for that purpose. The Secretary shall have custody of the seal of the Corporation, if one be provided, and shall affix the same to all instruments requiring it when authorized by the directors or the Chief Executive Officer. The Secretary shall have such authority and perform such, other duties as may be assigned by the Board of Directors. All records in the possession or custody of the Secretary shall be open to examination by the Chairman of the Board, Chief Executive Officer and Board of Directors, or any member thereof, during regular business hours.

Section 11. Other Offices. Other officers elected by the Board of Directors shall have such authority and shall perform such duties in the management of the Corporation as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 12. Bonds. If the Board of Directors shall so require, the treasurer, and the assistant treasurer and/or other officer or agent of the Corporation, shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of the respective duties and offices.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4. Deposits. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may determine.

ARTICLE VII. MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of this Corporation shall end on the last Saturday of December of each year.

Section 2. Notices. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation for this Corporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his last known Post Office address, or by electronic mail to the electronic mail address on record at the Corporation for the recipient, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, or the Articles of Incorporation for this Corporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4. Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this Corporation which are entitled to vote shall be voted, in person or by proxy, by the Chief Executive Officer of this Corporation or by such other or additional persons as may be designated by the Board of Directors.

ARTICLE VIII. AMENDMENTS

Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, these Bylaws may be amended, repealed or new Bylaws adopted either by a majority vote of the Board of Directors at a regular or special meeting of the Board, or by vote of the holders of a majority of the outstanding voting stock of the Corporation at any annual or special meeting, if notice of the proposed amendment, repeal or adoption be contained in the notice of such meeting.

The foregoing Bylaws, as amended, were adopted by the Board of Directors of Universal Forest Products, Inc. on January 27, 2017.

/s/ David A. Tutas
David A. Tutas, Secretary

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